UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 15, 2016

ACTIVE WITH ME, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	333- 191083	39-2080103
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

420 Lexington Avenue, New York, NY	10170
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 201-994-9936

(Former name or former address, if changed since last report)

Copies to:

Jeffrey Fessler, Esq.

61 Broadway, 32nd Floor

New York, New York 10006

Telephone: (212) 930-9700

Facsimile: (212) 202-7735

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01                                            Change in Registrant’s Certifying Accountant

On August 15, 2016, Active With Me Inc., a Nevada corporation (the “Company” or “Parent”), entered into an Agreement of Merger and Plan of Reorganization (the “Merger Agreement”) with Rasna Therapeutics, Inc., a Delaware corporation (“Rasna”) and Rasna Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), providing for the merger of Merger Sub with and into Rasna (the “Merger”), with Rasna surviving the Merger as a wholly-owned subsidiary of Parent.

Because the Merger is being accounted for as a reverse merger and recapitalization, Rasna is the acquirer for financial reporting purposes and the Company is the acquired company.

The financial information presented in the Form 8-K for the Merger filed on August 17, 2016 consists of the audited financial statements of Arna Therapeutics Limited, a British Virgin Islands company (“Arna”) and Rasna Therapeutics Limited, a United Kingdom company (“Rasna UK”), each of which were audited by BDO LLP.  On May 5, 2016, Rasna UK entered into a sale agreement with Falconridge Holdings Limited pursuant to which Rasna UK sold its intellectual property to Falconridge.  On May 17, 2016, Rasna, Falconridge and Arna entered into an agreement of merger and plan of reorganization (‘Rasna Merger Agreement”) pursuant to which Arna was merged into Falconridge and the shareholders of Arna were issued shares of Rasna in exchange for shares of Arna.

Pursuant to Section 12230.1 of the Securities and Exchange Commission Financial Reporting Manual, Anton & Chia LLP (“Anton”), the independent registered public accounting firm for the Company as a result of the Merger is the predecessor accountant for the Company and BDO LLP is the Company’s independent registered public accounting firm..

During the fiscal years ended June 30, 2015 and 2014, Anton’s reports on the Company’s financial statements did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that the report contained a modification to the effect that there was substantial doubt as to the Company’s ability to continue as a going concern.

During the fiscal years June 30, 2015 and 2014 and the subsequent period through August 15, 2016, (i) there were no disagreements between the Company and Anton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Anton, would have caused Anton to make reference to the subject matter of the disagreements in connection with its reports on the Company’s financial statements; and (ii) there were no reportable events as that term is described in Item 304(a)(1)(v) of Regulation S-K.

On August 19, 2016, the Company provided Anton with a copy of the disclosures it is making in response to Item 4.01 on this Form 8-K, and requested that Anton furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements.  A copy of the letter, dated August 19, 2016, is filed as Exhibit 16.1 (which is incorporated by reference herein) to this Current Report on Form 8-K.

During the years ended June 30, 2015 and 2014 and the subsequent interim period through August 15, 2016, the date of the Merger, the Company did not consult with BDO LLP regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements or (ii) any matter that was either the subject of a disagreement (as defined in paragraph (a)(1)(iv) of Item 304 of Regulation S-K and the related instructions thereto) or a reportable event (as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K).

Item 9.01                                            Financial Statements and Exhibits

(d)           Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No .	Description

16.1	Letter re change in certifying accountant.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  August 19, 2016

ACTIVE WITH ME, INC.

By:	/s/ James Tripp
	Name:	James Tripp
	Title:	Chief Executive Officer

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